UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

VIRAGE LOGIC CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY TODAY

August 12, 2010

Dear Fellow Stockholder:

We have previously mailed to you proxy materials in connection with the Special Meeting of Stockholders of Virage Logic Corporation (“Virage”) to be held on September 2, 2010. Your vote is important and your participation is requested at this important meeting.

As you may know, the board of directors of Virage has unanimously approved a merger agreement under which Virage would be acquired by Synopsys, Inc. Upon completion of the merger, you will be entitled to receive $12.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of common stock of Virage that you own immediately prior to the completion of the merger, unless you have properly and validly perfected your appraisal rights with respect to the merger. For example, if you own 100 shares of common stock of Virage at the effective time of the merger, you will be entitled to receive $1,200 in cash, without interest and less any applicable withholding taxes, in exchange for your 100 shares of common stock.

Completion of the merger is subject to certain conditions, including adoption of the merger agreement by the affirmative vote of the holders of a majority of our outstanding shares of common stock. If you abstain or do not vote on the adoption for the merger agreement, this will have the same effect as a vote by you against the adoption of the merger agreement. Approval of the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the shares of our common stock represented and voting at the special meeting.

The proxy statement previously mailed to you provides you with information about the special meeting, the merger agreement, the merger and other related matters. A copy of the merger agreement is included as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about Virage from documents we file with the Securities and Exchange Commission.

The Board of Directors unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Even if you plan to attend the special meeting in person, we request that you mark, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting if you are unable to attend. If you have previously returned your proxy, please accept our thanks and disregard this request.

Thank you for your cooperation, continued support and prompt response.

Sincerely,

Alex Shubat, Ph.D.
President and Chief Executive Officer

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by marking, signing, dating and returning your enclosed proxy card or voting instruction form today. Please do so for each account you maintain. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Virage Logic Corporation, toll-free at 1-800-714-3313.

* * * * *

Additional Information and Where to Find It

In connection with the proposed merger of Virage Logic with Synopsys, Inc. (the “Merger”), Virage Logic filed with the Securities and Exchange Commission (“SEC”), on August 5, 2010, a definitive proxy statement for the stockholders of Virage Logic, and Virage Logic and Synopsys, Inc. may file other documents with the SEC regarding the proposed merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, VIRAGE LOGIC’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the definitive proxy statement, as well as other relevant documents containing important information about Virage Logic and Synopsys, Inc. at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Virage Logic’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents when they become available by directing a request by mail or telephone to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, CA 94538, Attention: Corporate Secretary, (510) 360-8000.

Participants in the Solicitation

Information about Virage Logic’s directors and executive officers and other persons who may be participants in the solicitation of proxies from Virage Logic’s stockholders is set forth in Virage Logic’s proxy statement on Schedule 14A filed with the SEC on August 5, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Merger will be included in the proxy statement that Virage Logic intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding the completion of the merger and other future events. You should not place undue reliance on these statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Statements that include the words “will,” “intend,” “plan,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause future events or our actual results to differ materially from those indicated in these statements. Virage Logic believes that these factors include, but are not limited to, the following:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement that could require Virage Logic to pay to Synopsys a termination fee of $11 million;

•	the outcome of any legal proceedings that have been or may be instituted against Virage Logic and others relating to the merger agreement;

•	the failure to obtain approval of Virage Logic’s stockholders or the failure to satisfy other conditions to completion of the merger;

•	the failure of the merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•

the effect of the announcement of the merger on Virage Logic’s business and customer relationships, operating results and business generally, including Virage Logic’s ability to retain key employees; and

•	the amount of the costs, fees, expenses and charges related to the merger.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements and factors identified under the caption “Risk Factors” in Item 1A of Virage Logic’s Annual Report on Form 10-K for the year ended September 30, 2009 and Item 1A of Virage Logic’s Annual Report on Form 10-Q for the quarterly period ended June 30, 2010. If one or more events related to these or other risks or uncertainties materialize, or if Virage Logic’s underlying assumptions prove to be incorrect, actual results may differ materially from what Virage Logic anticipates. Virage Logic undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.